Exhibit 4.1

Amendment to Notes

This Amendment to Notes (this “Amendment”) is made and entered into this 5th day of March, 2007, by and among Critical Path, Inc., a California corporation (the “Company”) and certain of the holders of the Company’s promissory notes listed on Schedule A to this Amendment (the “Notes”). The Company and the undersigned Holders are collectively referred to as the “Parties,” and each individually as a “Party.”

WHEREAS, on December 29, 2004, the Company and the Holders entered into that certain Note and Warrant Purchase Agreement (the “Agreement”);

WHEREAS, on December 30, 2004, pursuant to the Agreement, the Company issued Notes in the aggregate principal amount of $11,000,000;

WHEREAS, on March 29, 2005, pursuant to the Agreement, the Company issued Notes in the aggregate principal amount of $7,000,000;

WHEREAS, the Company and each of the undersigned Holders desire to extend the Maturity Date of the Notes to June 30, 2008 and have therefore agreed to amend the Notes as herein contemplated.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Maturity Date. The Company and the undersigned Holders agree that the second sentence of the introductory paragraph of each Note shall be stricken and replaced with the following:

“The outstanding principal amount hereof and all accrued and unpaid interest hereon, as set forth below, shall be due and payable on the earlier to occur of (i) June 30, 2008, (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default or (iii) a Change in Control (the earliest of the events set forth in items (i)-(iii) immediately above, the “Maturity Date).”

2.	Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally recognized courier service or mailed by registered or certified mail, postage prepaid, to the respective addresses of the Parties as set forth on the signature pages of each Note or if sent by facsimile to the respective facsimile numbers of the Parties set forth on the signature pages of each Note. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given and received when personally delivered or three (3) business days after deposited in the mail or one business day after sent by courier or upon confirmation of facsimile delivery in the manner set forth above.

3.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.

4.	Severability. Any provision of this Amendment that is prohibited or unenforceable in a jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.	Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

6.	Authorization. By its execution below, each Party represents that it has the authority to execute this Amendment and to bind the Party on whose behalf such execution is made.

7.	Ratifications. Except as amended hereby, all terms of the Agreement remain in full force and effect. In the event that any provision of this Amendment shall conflict with the terms of the Agreement, the terms of this Amendment shall govern and control. By executing a counterpart of this Amendment, the Company hereby consents to the terms of this Amendment and confirms the Agreement remains in full force and effect.

8.	Definitions. Terms not otherwise defined herein shall have the meanings ascribed to them in the Notes.

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IN WITNESS WHEREOF, this Amendment to Notes has been duly executed by the undersigned as of March 5, 2007.

COMPANY:

CRITICAL PATH, INC., a California corporation

By:	/s/ Mark J. Ferrer
Name:	Mark J. Ferrer
Title:	Chief Executive Officer and Chairman

[Signature Page to Amendment to Notes]

HOLDERS:

GENERAL ATLANTIC PARTNERS 74, L.P.
By:	General Atlantic LLC, its general partner

By:	/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Managing Director

GAPSTAR, LLC
By:	General Atlantic LLC, its sole member

By:	/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Managing Director

GAP COINVESTMENT PARTNERS II, L.P.

By:	/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	A General Partner

GAPCO GMBH & CO. KG
By:	GAPCO Management GmbH, its general partner

By:	/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Managing Director

[Signature Page to Amendment to Notes]

CAMPINA ENTERPRISES LIMITED

By:	/s/ Ip Tak Chuen, Edmond
Name:	Ip Tak Chuen, Edmond
Title:	Director
Date:	28 February 2007

[Signature Page to Amendment to Notes]

RICHMOND III, LLC

By:	/s/ Peter B. Kellner
Name:	Peter B. Kellner
Title:	Managing Member of Richmond Management, LLC for Richmond III, LLC

[Signature Page to Amendment to Notes]

Schedule A

Notes

1.	Critical Path, Inc. Promissory Note in the amount of $4,146,663.81 issued to General Atlantic Partners 74,L.P. on December 30, 2004.

2.	Critical Path, Inc. Promissory Note in the amount of $321,256.48 issued to GAPStar, LLC on December 30, 2004.

3.	Critical Path, Inc. Promissory Note in the amount of $523,982.98 issued to GAP Coinvestment Partners II, L.P. on December 30, 2004.

4.	Critical Path, Inc. Promissory Note in the amount of $8,096.73 issued to GAPCO GmbH & Co. KG on December 30, 2004.

5.	Critical Path, Inc. Promissory Note in the amount of $5,000,000 issued to Campina Enterprises Limited on December 30, 2004.

6.	Critical Path, Inc. Promissory Note in the amount of $1,000,000 issued to Richmond III, LLC on December 30, 2004.

7.	Critical Path, Inc. Promissory Note in the amount of $2,695,331.48 issued to General Atlantic Partners 74, L.P. on March 29, 2005.

8.	Critical Path, Inc. Promissory Note in the amount of $208,816.71 issued to GAPStar, LLC on March 29, 2005.

9.	Critical Path, Inc. Promissory Note in the amount of $340,588.94 issued to GAP Coinvestment Partners II, L.P. on March 29, 2005.

10.	Critical Path, Inc. Promissory Note in the amount of $5,262.87 issued to GAPCO GmbH & Co. KG on March 29, 2005.

11.	Critical Path, Inc. Promissory Note in the amount of $3,250,000 issued to Campina Enterprises Limited on March 29, 2005.

12.	Critical Path, Inc. Promissory Note in the amount of $500,000 issued to Richmond III, LLC on March 29, 2005.